Calculation of Filing Fee Tables
S-8
Tenaya Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Amended and Restated 2021 Equity Incentive Plan	Other	6,509,966	$ 0.74	$ 4,817,374.84	0.0001381	$ 665.28
Total Offering Amounts:						$ 4,817,374.84		$ 665.28
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 665.28
Offering Note
[1]	a. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (Securities Act), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Amended and Restated 2021 Equity Incentive Plan (2021 Plan) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. b. Represents 6,509,966 shares of common stock added to the 2021 Plan's share reserve pursuant to a one-time increase approved by the Registrant's stockholders at the annual meeting of stockholders held on May 27, 2026, in connection with the amendment and restatement of the 2021 Plan. c. Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $0.74 per share, which represents the average of the high and low selling prices per share of the Registrant's common stock on July 30, 2026 as reported by The Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources